UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2011 (June 7, 2011)

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32954	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 High Street
Buffalo, New York 14203
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (716) 849-6810

_____________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Amendment to Consulting Agreement with Dr. Andrei Gudkov

On June 10, 2011, Cleveland BioLabs, Inc. (the “Company”) entered into the first amendment to its consulting agreement with Dr. Andrei Gudkov, the Company’s Chief Scientific Officer. Pursuant to the consulting agreement, as amended, effective January 1, 2011, Dr. Gudkov will be paid at a rate of $11,352 per month effective January 2011 through December 2011 (the “Base Compensation”). The Base Compensation may be increased from time to time as recommended by the Compensation Committee of the Company’s Board of Directors. Other than as described above, the Company’s original consulting agreement with Dr. Gudkov, dated January 1, 2010, remains in effect. Please see the Company’s proxy statement filed with the Securities and Exchange Commission on April 27, 2011for a description of the other terms of Dr. Gudkov’s consulting agreement.

Dr. Gudkov’s original consulting agreement with the Company and the first amendment to Dr. Gudkov’s consulting agreement are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and such agreements are incorporated herein by reference.

Item 5.07.         Submission of Matters to Vote of Security Holders.

On June 7, 2011, the Company held its annual meeting of stockholders in Buffalo, New York. The results of matters submitted to a stockholder vote at the annual meeting are as follows:

Proposal 1: Election of Directors. Seven nominees were elected to serve on the Company’s board of directors until the next annual meeting of stockholders and until their successors are elected and qualified with the votes set forth below:

	Votes
Nominee	FOR	WITHHELD
James J. Antal	9,007,978	362,115
Paul E. DiCorleto	9,003,283	366,810
Michael Fonstein	8,025,258	1,344,835
Andrei Gudkov	7,694,376	1,675,717
Bernard L. Kasten	9,002,943	367,150
Yakov Kogan	9,082,821	287,272
David C. Hohn	9,106,511	263,582

David C. Hohn was newly elected to serve as a member of the Company’s board of directors.

Proposal 2: Ratification of Meaden & Moore, Ltd. as auditor for the fiscal year ended December 31, 2011. The selection of Meaden & Moore, Ltd., as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011, was ratified with the votes set forth below:

Votes FOR	Votes AGAINST	Abstentions
24,167,859	230,367	191,421

Proposal 3: Advisory vote to approve compensation of the Named Executive Officers. The proposal relating to the non-binding stockholder advisory vote to approve the compensation of the Company’s Named Executive Officers, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 27, 2011, was approved with the votes set forth below:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
7,912,432	1,369,222	88,439	15,219,554

Proposal 4: Advisory vote on frequency of the advisory vote to approve compensation of the Named Executive Officers. Stockholders approved the one-year option as the frequency of the advisory vote to approve the frequency of the advisory vote on the compensation of the Company’s Named Executive Officers with the votes set forth below:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
8,934,516	299,446	84,819	51,312	15,219,554

The proposal for “one year” received a majority of the votes cast. Based on these results, the Company has determined to hold an advisory vote on the compensation of the Company’s Named Executive Officers on an annual basis until the next stockholder vote on the frequency of future advisory votes on executive compensation or the board of directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders. A stockholder vote on the frequency of stockholder votes on executive compensation is required to be held at least once every six years.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits:  The following exhibits are filed as part of this report:

Exhibit
Number	Description
10.1	Consulting Agreement, dated January 1, 2010, between Cleveland BioLabs, Inc. and Andrei Gudkov
10.2	First Amendment to Consulting Agreement, dated June 10, 2011, between Cleveland BioLabs, Inc. and Andrei Gudkov

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEVELAND BIOLABS, INC.

By:	/s/ John A. Marhofer, Jr.
Name:	John A. Marhofer, Jr.
Title:	Chief Financial Officer

Date: June 13, 2011